United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01        Entry Into Material Definitive Agreements.

At its regularly scheduled Board of Directors meeting held on July 28, 2010, the following resolutions recommended by the Company’s Compensation and Stock Incentive Committee were ratified and adopted by the full Board of Directors in order to effect a decrease in Director’s fees and in the base salary of the Company’s CEO:

RESOLVED, that, effective July 1, 2010, non-employee directors shall be paid the following retainers and per meeting fees:

Retainer:	$5,000 per quarter
$5,000 additional per quarter to the Chairman of the Board
$3,000 additional per quarter to the Chairman of the Executive Committee
$4,000 additional per quarter to the Chairman of the Audit Committee
$1,000 additional per quarter to the Chairman of the Compensation & Stock Incentive Committee
$1,000 additional per quarter to the Chairman of the Nominating & Corporate Governance Committee

Per Meeting Fee:	$1,000 per Board or Committee meeting (excluding Audit Committee meetings)
$2,000 per Audit Committee meeting

RESOLVED, that, effective as of July 1, 2010, the salary for the Chief Executive Officer of the Company shall be reduced from $300,000 to $250,000 per annum.

Item  2.02        Results of Operations and Financial Condition and

Item  7.01        Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure.

On July 29, 2010, we issued a press release announcing our financial results for the second quarter ended June 30, 2010. A copy of our press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item  9.01        Financial Statements and Exhibits.

(d)	Exhibits

99.1    Press Release dated July 29, 2010

99.2    Reconciliation of Operating (Loss) Earnings to Adjusted EBITDA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: July 29, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 29, 2010, issued by Dover Motorsports, Inc.
99.2	Reconciliation of Operating (Loss) Earnings to Adjusted EBITDA